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                                                                    EXHIBIT 24.1
                                                                    ------------

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of Banknorth Group, Inc., a corporation organized under the laws of the State of Delaware (the "Company") hereby constitutes and appoints Owen Becker, Katherine O'Connell and Denise J. Deschenes, and each of them (with full power to each of them to act alone), his(her) true and lawful attorneys-in-fact and agents for him(her) and on his(her) behalf and in his(her) name, place and stead, in any and all capacities, to execute and file with the Securities and Exchange Commission (or any other governmental or regulatory authority), a Registration Statement an Form S-4 (or other appropriate form), and all amendments (including post-effective amendments on Form S-4 or other appropriate form) thereto, with all exhibits and any and all documents required to be filed with respect thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Company's Common Stock to be issued or sold in connection with the Company's proposed merger with Evergreen Bancorp, Inc., granting unto said attorneys, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he(she) might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his hand, as of the 7th day of October, 1998.


/s/ William H. Chadwick         Luther F. Hackett
----------------------------                            /s/ Patrick E. Welch
William H. Chadwick                                     ------------------------
                                                        Patrick E. Welch
                                /s/ Kathleen Hoisington
/s/ Thomas J. Pruitt            -----------------------
----------------------------    Kathleen Hoisington
Thomas J. Pruitt
                                /s/ Douglas G. Hyde
/s/ Neal E. Robinson            -----------------------
----------------------------    Douglas G. Hyde
Neal E. Robinson
                                /s/ Richard M. Narkewicz
/s/ Thomas J. Amidon            -------------------------
----------------------------    Richard M. Narkewicz
Thomas J. Amidon
                                /s/ John B. Packard
/s/ Jacqueline D. Arthur        -------------------------
----------------------------    John B. Packard
Jacqueline D. Arthur
                                /s/ R. Allan Paul
                                -------------------------
/s/ Robert A. Carrara           R. Allan Paul
----------------------------
Robert A. Carrara
                                /s/ Angelo P. Pizzagalli.
/s/ Susan C. Crampton           -------------------------
----------------------------    Angelo P. Pizzagalli
Susan C. Crampton
                                /s/ Thomas P. Salmon
/s/ Luther F. Hackett           -------------------------
----------------------------    Thomnas P. Salmon